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                                                                EXHIBIT (c)(5)

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

      This Confidentiality and Non-disclosure Agreement (the "Agreement") is made and entered into effective as of this 13th day of October, 1995, by and between PSICOR, INC., a Pennsylvania corporation (the "Company"), and BAXTER HEALTHCARE CORPORATION, a Delaware corporation ("Recipient"). In consideration of the mutual covenants and conditions contained herein, to induce the Company to provide certain information to Recipient and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement do hereby agree as follows:

1. DEFINITION OF CONFIDENTIAL INFORMATION. For all purposes of this Agreement, the term "Confidential Information" shall collectively refer to all information or material disclosed or provided by the Company to Recipient, either orally or in writing, or obtained by Recipient from a third party or any other source at the Company's direction, concerning any aspect of the business or affairs of the Company or its "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including without limitation, any information or material pertaining to products, formulae, specifications, designs, processes, plans, policies, procedures, employees, work conditions, legal and regulatory affairs, assets, inventory, discoveries, trademarks, patents, manufacturing, packing, distribution, sales, marketing, expenses, financial statements and data, customer and supplier lists, raw materials, costs of goods and relationships with third parties. Confidential Information also includes any notes, analyses, compilations, studies or other material or documents prepared by Recipient which contain, reflect or are based, in whole or in part, on the Confidential Information.

      Notwithstanding the foregoing, Confidential Information shall not include information or material that (i) is publicly available or becomes publicly available through no action or fault of Recipient, (ii) was already in Recipient's possession or known to Recipient prior to being disclosed or provided to Recipient by or on behalf of the Company, PROVIDED, that, to the Recipient's knowledge, after reasonable inquiry, the source of such information or material was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect thereto, or (iii) was or is obtained by Recipient from a third party, PROVIDED, that to the Recipient's knowledge, after reasonable inquiry, such third party was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or material.

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2.    RESTRICTIONS ON DISCLOSURE AND USE.  Recipient does hereby covenant and agree with the Company as follows:

      2.1 NON-DISCLOSURE. Recipient shall keep confidential and shall not disclose, or cause or permit to be disclosed, to any person or entity, (i) any information about a potential acquisition of or merger with the Company (the "Transaction") or the fact that Recipient has received the Confidential Information and is considering the Transaction and all discussions between the Company and Recipient related thereto, except the Recipient may make such disclosure if it has been advised by its outside counsel that such disclosure must be made in order that Recipient not commit a violation of law and if Recipient provides the Company, prior to making such disclosure, with notice of the decision to make such disclosure, and (ii) the Confidential Information, except, in either case, to those officers, employees or other authorized agents and representatives of Recipient to whom disclosure is reasonably necessary in Recipient's judgment in connection with the Transaction and who shall agree to be bound by the terms of this Agreement, and except as otherwise consented to in writing by the Company. Recipient shall take all actions reasonably necessary to ensure that the Confidential Information remains strictly confidential and is not disclosed to or seen, used or obtained by any person or entity except in accordance with the terms of this Agreement. Recipient agrees not to contact any employees not specifically designated by the Company, customers or suppliers of the Company or its affiliates with respect to the Transaction or for the purpose of obtaining information for use in evaluating the Transaction, without the Company's prior written consent. Recipient further agrees that all inquiries, requests for information and other communications concerning the Transaction shall be made only to the employees designated by the Company or through Dain Bosworth Incorporated, the advisor to the Company, unless and until another contact person is identified to Recipient in writing by the Company.

      In the event that Recipient is requested or required (by oral questions, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Information, Recipient shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Recipient is nonetheless, based on advice of its outside counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable to contempt or suffer other


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censure or penalty, Recipient may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises Recipient is legally required to be disclosed, provided that Recipient shall use its reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded the Confidential Information by such tribunal.

      2.2 OWNERSHIP. The Confidential Information is owned solely and exclusively by the Company, shall remain the exclusive property of the Company unless transferred to Recipient in the Transaction, and Recipient shall have no right, title or interest in or to any of the Confidential Information or any material developed therefrom.

      2.3 USE. Recipient shall use or cause the Confidential Information to be used only to evaluate the Transaction and in a manner consistent with the terms and conditions of this Agreement and at no time shall Recipient otherwise use the Confidential Information for the benefit of itself or any other third party or in any manner adverse to, or to the detriment of, the Company or its affiliates or their respective shareholders, other than in connection with the registration or completion of a Transaction.

      2.4 OTHER PARTIES BOUND. All affiliates of Recipient and all directors, officers, employees, agents and representatives of Recipient or its affiliates shall be included within the definition of the term "Recipient" for purposes of this Agreement and shall be bound by the terms and conditions of this Agreement. Recipient shall be responsible for any breaches of this Agreement by any of its affiliates and any directors, officers, employees, agents and representatives of Recipient or its affiliates.

3. NO SOLICITATION OR HIRING OF EMPLOYEES. For a period of one year from the date of this Agreement, Recipient and its affiliates will not knowingly solicit the employment of, or offer employment to, any officer of the Company or its affiliates without the Company's prior written consent.

4. RETURN OF CONFIDENTIAL INFORMATION. Recipient shall, upon accomplishing the limited purpose of evaluating the Transaction, or at any time upon the request of the Company, (a) immediately return to the Company all Confidential Information (including notes, writing and other materials developed therefrom by Recipient) and all copies thereof and retain none for its files, or (b) destroy all Confi-


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dential Information, originals and copies, and provide an affidavit verifying such destruction. Notwithstanding such return or destruction, Recipient shall continue to be bound by this Agreement.

5. NO REPRESENTATIONS OR WARRANTIES. The Confidential Information is being provided to Recipient "as is" and without any representation or warranty of any kind, either express or implied, regarding the accuracy or completeness or other quality of the Confidential Information. In no event shall the Company or its affiliates or any of their respective directors, officers, employees, agents or representatives (including, without limitation, Dain Bosworth Incorporated) have any liability to Recipient relating to or arising out of any use of the Confidential Information, except as may be provided in a definitive agreement in connection with the Transaction.

6. EQUITABLE REMEDIES. Recipient hereby agrees that its failure to perform any obligation or duty which it has agreed to perform under this Agreement will cause irreparable harm to the Company, which harm cannot be adequately compensated for by money damages. It is further agreed by Recipient that an order of specific performance or for injunctive relief against Recipient in the event of a breach or default under the terms of this Agreement would be equitable and would not work a hardship on Recipient. Accordingly, in the event of a breach or default by Recipient hereunder, the Company, in addition to whatever other remedies are or might be available at law or in equity, shall have the right either to compel specific performance by, or to obtain injunctive relief against, Recipient, with respect to any obligation or duty herein or breach thereof.

7. NO LICENSES GRANTED. The Company grants no licenses, by implication or otherwise, under any patent, copyright, trademark, trade secret or other rights by disclosing Confidential Information under this Agreement.

8. DEFINITIVE AGREEMENT. Except for the terms and conditions of this Agreement, Recipient and the Company each understand and agree that no contract or agreement providing for any transaction involving the Company shall be deemed to exist between Recipient and the Company unless and until a final definitive agreement has been executed and delivered, and Recipient and the Company each hereby waive in advance, any claims (including, without limitation, breach of contract) in connection with any transaction involving the Company unless and until Recipient and the Company shall have entered into a final definitive agreement. Recipient and the Company each also agree that unless and until a final definitive agreement between Recipient and the Company has been executed and


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delivered, neither Recipient nor the Company will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement except for the matters specifically agreed to herein. The Company reserves the right, in its sole discretion, to reject any and all proposals made by Recipient and to terminate discussions and negotiations with Recipient at any time. Recipient further understands that, except as otherwise agreed to in writing, (i) the Company shall be free to conduct any process for any transaction involving the Company, if and as the Company in its sole discretion shall determine (including, without limitation, negotiating with any other interested party and entering into a definitive agreement without prior notice to Recipient or any other person), (ii) any procedures relating to such process or transaction may be changed at any time in the Company's sole discretion without notice to Recipient or any other person, and (iii) Recipient shall not have any claims whatsoever against the Company or any of its agents or representatives (including, without limitation, Dain Bosworth Incorporated) arising out of or relating to any transaction involving the Company (other than any claims against the parties to a definitive agreement with Recipient in accordance with the terms thereof) nor, unless a definitive agreement is entered into with Recipient, against any third party with whom a transaction is entered into.

9.    STANDSTILL.

      9.1 Recipient hereby convenants and agrees that, until twelve months from the date of this Agreement, without the prior written consent of the Company, Recipient will not in any manner, directly or indirectly, or in connection with any other person or entity, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company,
(ii) any tender or exchange offer, merger or other business combination involving the Company, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or
(iv) any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 under the Exchange Act) or consents to vote any securities of the Company; (b) form, join or in any way participate in a "group" (as such term is used in Section 13(d)(3) of the Exchange Act) or otherwise act, alone or with others, to seek to acquire or affect control or influence the management, Board of Directors or policies of the Company; or (c) enter into any discussions or arrangements with any third party other than the Company, its representatives, or advisors to the Recipient regarding any of the foregoing.



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      9.2   Notwithstanding paragraph 9.1 above, Recipient shall not be prohibited from proposing to the Company's Board of Directors a cash transaction structured as a tender offer followed by a merger in which all holders of the Company's Common Stock (including outstanding options to acquire shares of the Company's Common Stock, whether vested and exercisable or not) will receive cash consideration of not less than $17.50, net, per share of the Company's Common Stock.

10. TRADING IN SECURITIES. Recipient acknowledges that it is aware, and agrees to advise its directors, officers, employees, agents and representatives who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any person who has material, non-public information concerning the Transaction from purchasing or selling securities of a company that may be party to such Transaction or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

11. MISCELLANEOUS. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns, but this Agreement shall not be assignable by Recipient without the prior written consent of the Company. This Agreement constitutes the complete agreement between the parties hereto with respect to the subject matter hereof and shall continue in full force and effect until terminated by mutual agreement of the parties hereto. This Agreement specifically revokes and supersedes the Mutual Confidentiality Agreement entered into between the Company and Baxter Healthcare Corporation dated April 21, 1994. The section headings used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to the principles of conflicts of law thereof, and each party consents to personal jurisdiction in such state and voluntarily submits to the jurisdiction of the courts of such state in any action or proceeding relating to this Agreement. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of this Agreement. This Agreement may not be modified or amended and no provision hereof may be waived, in whole or in part, except by a written agreement signed by the


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parties hereto.  No waiver of any breach of default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12. TERM. Except as otherwise specifically provided herein, the provisions of this Agreement shall terminate and be of no further force or effect two years from the date first written above.


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date first set forth above.

The Company                         The Recipient

PSICOR, INC.                        BAXTER HEALTHCARE
                                    CORPORATION


By:   /s/  Denise Botticelli        By:   /s/  Jay P. Wertheim
   ---------------------------         ----------------------------
Its:  General Counsel               Its:  Vice President, Law
    --------------------------          ---------------------------


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